                                                                  DRAFT 11/16/96



                         RECEIVABLES PURCHASE AGREEMENT


                                    between


                         THE ORIGINATORS LISTED ON THE
                        SIGNATURE PAGE ATTACHED HERETO,
                                   as Sellers

                                      and

                        RELIANCE ACCEPTANCE CORPORATION,
                                  as Purchaser


                   _________________________________________

                         Dated as of November 20, 1996
                   _________________________________________

                         RECEIVABLES PURCHASE AGREEMENT

     RECEIVABLES PURCHASE AGREEMENT, dated as of November 20, 1996 ("this Agreement"), between RELIANCE ACCEPTANCE CORPORATION, a Delaware corporation ("Reliance" or the "Purchaser"), RELIANCE ACCEPTANCE CORP. OF FLORIDA, a Delaware corporation; RELIANCE ACCEPTANCE CORP. OF GEORGIA, a Delaware corporation; RELIANCE ACCEPTANCE CORP. OF ILLINOIS, a Delaware corporation; RELIANCE ACCEPTANCE CORP. OF INDIANA, a Delaware corporation; RELIANCE ACCEPTANCE CORP. OF KENTUCKY, a Delaware corporation; RELIANCE ACCEPTANCE CORP. OF MISSOURI, a Delaware corporation; RELIANCE ACCEPTANCE CORP. OF NEVADA, a Delaware corporation; RELIANCE ACCEPTANCE CORP. OF NEW MEXICO, a Delaware corporation; RELIANCE ACCEPTANCE CORP. OF NORTH CAROLINA, a Delaware corporation; RELIANCE ACCEPTANCE CORP. OF OHIO, an Ohio corporation; RELIANCE ACCEPTANCE CORP. OF SOUTH CAROLINA, a Delaware corporation; RELIANCE ACCEPTANCE CORP. OF TENNESSEE, a Delaware corporation; and RELIANCE ACCEPTANCE CORP. OF TEXAS, a Texas corporation (each of the foregoing entities, individually, a "Seller", and, collectively, the "Sellers").

In consideration of the mutual agreements contained herein, the Purchaser and the Sellers hereby agree as follows:

     Section 1. Definitions. Capitalized terms used herein without definition shall have the meanings set forth in the Pooling and Servicing Agreement, dated as of November 20, 1996 (as it may be amended or supplemented from time to time, the "Pooling and Servicing Agreement"), between Reliance Auto Receivables Corporation, as Issuer, Reliance, in its individual capacity and as Servicer, and Harris Trust and Savings Bank, as Trustee and Backup Servicer.

     Section 2. Conveyance of Receivables. (a) Subject to the terms and conditions of this Agreement, each Seller hereby sells, transfers, assigns and otherwise conveys to the Purchaser, without recourse (but without limitation of its obligations under this Agreement): (1) all of the right, title and interest of such Seller in, to and under the Receivables that have been originated by such Seller and identified on Schedule 1 and all monies paid or payable thereon or in respect thereof on or after the Cutoff Date, including all Liquidation Proceeds and recoveries received with respect to such Receivables; (2) the security interests in the Financed Vehicles granted by Obligors pursuant to such Receivables and any other interest of such Seller in the Financed Vehicles and other property (including the right to receive future Liquidation Proceeds) that secures any such Receivable and that has been acquired by or on behalf of such Seller pursuant to the liquidation of any such Receivable; (3) the Insurance Policies and any proceeds from any Insurance Policies relating to such Receivables, the Obligors or the related Financed Vehicles, including rebates of premiums, all Collateral Insurance and any Force-Placed Insurance relating to such Receivables; (4) the rights of such Seller against Dealers with respect to such Receivables under the Dealer Agreements and the Dealer Assignments; (5) all items contained in the Receivable Files related to such Receivables and any and all other documents that such Seller keeps on file in accordance with its customary procedures relating to such Receivables, the Obligors or the related Financed Vehicles; and (6) all proceeds and investments of any of the foregoing, all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing (collectively, the "Other Conveyed Property").

          (b) It is the intention of each Seller and the Purchaser that the transfer and assignment contemplated by this Agreement shall constitute a sale of the Receivables and Other Conveyed Property from such Seller to the Purchaser and the beneficial interest in and title to the Receivables and the Other Conveyed Property shall not be part of such Seller's estate in the event of the filing of a bankruptcy petition by or against such Seller under any bankruptcy law. If, notwithstanding the intent of such Seller or the Purchaser, the transfer and assignment contemplated hereby is held not to be a sale, such Seller hereby grants a first priority security interest to the Purchaser in the Receivables and the Other Conveyed Property and this Agreement shall constitute a security agreement.

          (c) In consideration for the Receivables and the Other Conveyed Property sold to the Purchaser as described in Section 2(a), the Purchaser shall, on the Closing Date, deliver to each Seller a Non-Negotiable Term Note in the form attached as Exhibit A in an amount equal to the aggregate principal balance as of the Cutoff Date for the Receivables being sold by each such Seller.

          (d) The conveyance of the Receivables and the Other Conveyed Property shall take place at a closing (the "Closing") at the offices of Mayer, Brown & Platt, 190 South LaSalle Street, Chicago, Illinois 60603 on the Closing Date.

     Section 3. Representations and Warranties of Seller. By its execution of this Agreement, each Seller makes the following representations and warranties on which the Purchaser relies in accepting the Receivables and the Other Conveyed Property. Unless otherwise specified, such representations and warranties speak as of the Closing Date, but shall survive the sale, transfer and assignment of the Receivables and the Other Conveyed Property to the Purchaser.

          (a) Schedule of Representations. The representations and warranties set forth on the Schedule of Representations attached as Schedule 2 hereto are true and correct in all material respects with respect to the Receivables being sold by such Seller.

          (b) Organization and Good Standing. Such Seller has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and had at all relevant times, and now has, the power and authority to (i) acquire, own, sell and otherwise transfer the Receivables and the Other Conveyed Property to the Purchaser and (ii) enter into and perform its obligations hereunder and under the Related Documents to which such Seller is a party.

          (c) Due Qualification. Such Seller is duly qualified to do business as a foreign corporation in good standing and has obtained all necessary licenses and approvals in all jurisdictions where the failure to do so would have a material adverse effect on (i) such Seller's ability to transfer the Receivables and the Other Conveyed Property to the Purchaser pursuant to this Agreement, (ii) the validity or enforceability of the Receivables and the Other Conveyed Property being sold by such Seller or (iii) such Seller's ability to perform its obligations hereunder and under the Related Documents to which such Seller is a party.

          (d) Power and Authority. Such Seller has the power and authority to execute and deliver this Agreement and the Related Documents to which such Seller is a party and to carry out its terms and their terms, respectively; such Seller has power and authority to sell and assign the Receivables and the Other Conveyed Property to be sold and assigned to and deposited with the Purchaser by it and has duly authorized such sale and assignment to and deposit with the Purchaser by all necessary corporate action; and the execution, delivery and performance of this Agreement and the Related Documents to which such Seller is a party have been duly authorized by such Seller by all necessary corporate action.

          (e) Valid Transfer; Binding Obligations. This Agreement effects, as of the Closing Date, a valid transfer and assignment of the Receivables and the Other Conveyed Property from such Seller to the Purchaser enforceable against such Seller and the creditors of and any purported purchasers from such Seller, and this Agreement and the Related Documents to which such Seller is a party, when duly executed and delivered by the other parties thereto, shall constitute valid and binding obligations of such Seller enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law.

          (f) No Violation. The execution, delivery and performance by such Seller of this Agreement and the Related Documents to which such Seller is a party, the consummation of the transactions contemplated hereby and thereby and the fulfillment of the terms hereof and thereof do not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the articles of incorporation or by-laws of such Seller, or any indenture, agreement, mortgage, deed of trust or other instrument to which such Seller is a party or by which it is bound, (ii) result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument or (iii) violate any law, order, rule or regulation applicable to such Seller of any Governmental Authority having jurisdiction over such Seller or any of its properties, other than such conflicts, breaches, defaults, creation or imposition of Liens or violations that do not have a material adverse effect on (i) such Seller's ability to transfer the Receivables and the Other Conveyed Property to the Purchaser pursuant to this Agreement, (ii) the validity or enforceability of the Receivables and the Other Conveyed Property being sold by such Seller or (iii) such Seller's ability to perform its obligations hereunder and under the Related Documents to which Seller is a party.

          (g) No Proceedings. There are no proceedings or investigations pending or, to the best of such Seller's knowledge, threatened against such Seller, before any Governmental Authority having jurisdiction over such Seller or its properties (i) asserting the invalidity of this Agreement or any of the Related Documents, (ii) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement or any of the Related Documents, (iii) seeking any determination or ruling that would have a material adverse effect on the performance by such Seller of its obligations under, or the validity or enforceability of, this Agreement or any of the Related Documents or the validity or enforceability of the Receivables and the Other Conveyed Property being sold by such Seller, or (iv) seeking to materially and adversely affect the federal income tax or other federal, state or local tax attributes of the Notes or seeking to impose any excise, franchise, transfer or similar tax upon the Notes or the sale and assignment of the Receivables and Other Conveyed Property being sold by such Seller hereunder.

          (h) No Consents. No consent, approval, license, authorization or order of, or declaration, registration or filing with, any Governmental Authority or other Person is required to be made by such Seller in connection with the execution, delivery or performance of this Agreement or the Related Documents to which such Seller is a party or the consummation of the transactions contemplated hereby or thereby, except such as have been duly made, effected or obtained.

          (i) Chief Executive Office. The chief executive office of such Seller is located at 400 North Loop, 1604 East, Suite 210, San Antonio, Texas 78232.

          (j) Consummation of Transactions. The transactions contemplated by the Related Documents are being consummated by such Seller in furtherance of its ordinary business purposes, with no contemplation of insolvency and with no intent to hinder, delay or defraud any of its present or future creditors.

          (k) Consideration. The consideration received by such Seller as set forth herein is fair consideration having value reasonably equivalent to or in excess of the value of the related Receivables and Other Conveyed Property and the performance of such Seller's obligations hereunder.

          (l) Insolvency. Neither on the date of the transactions contemplated by the Related Documents or immediately before or after such transactions, nor as a result of the transactions, will such Seller:

               (i) be insolvent such that the sum of its debts is greater than all of its respective property, at a fair valuation;

               (ii) be engaged in or about to engage in business or a transaction for which any property remaining with such Seller will be an unreasonably small capital or the remaining assets of such Seller will be unreasonably small in relation to its respective business or the transaction; and

               (iii) have intended to incur, or believed it would incur, debts that would be beyond its respective ability to pay as such debts mature or become due. Such Seller's assets and cash flow enable it to meet its present obligations in the ordinary course of business as they become due.

          (m) Assets. Both immediately before and after the transactions contemplated by the Related Documents (i) the present fair salable value of such Seller's assets was or will be in excess of the amount that will be required to pay its probable liabilities as they then exist and as they become absolute and matured; and (ii) the sum of such Seller's assets was or will be greater than the sum of its debts, valuing its assets at a fair salable value.

     Section 4. Repurchase of Receivables Upon Breach of Warranty. Each Seller hereby acknowledges that Reliance has assigned all of its right, title and interest in, to and under this Agreement to the Issuer and the Issuer has pledged such right, title and interest to the Trustee on behalf of the Noteholders and the Note Insurer. Each Seller hereby covenants and agrees with Reliance for the benefit of Reliance, the Issuer, the Trustee and the Note Insurer that, in the event that a breach of any of the representations and warranties of such Seller contained in Section 3(a) shall cause Reliance to be obligated under Section 2.4 of the Pooling and Servicing Agreement to repurchase any Receivable as to which a breach has occurred, such Seller shall repurchase each such Receivable repurchased by Reliance under Section 2.4 of the Pooling and Servicing Agreement on the date and for the amount specified in Section 2.4 of the Pooling and Servicing Agreement. The obligation of a Seller to repurchase any Receivable as to which a breach has occurred and is continuing shall, if such obligation is fulfilled, constitute the sole remedy against such Seller for such breach available to the Purchaser and any breaches of the representations or warranties with respect to such Receivable shall be deemed cured as of the date of such repurchase.

     Section 5. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the principles of conflicts of laws thereof and the obligations, rights and remedies of the parties under this Agreement shall be determined in accordance with such laws.

     Section 6. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

     Section 7. Assignment. Notwithstanding anything to the contrary contained in this Agreement, this Agreement may not be assigned by the Purchaser or any Seller without the prior written consent of the Trustee and the Note Insurer (if an Insurer Default shall not have occurred and be continuing).

     Section 8. Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument.

     Section 9. Notices. All demands, notices and communications under this Agreement shall be in writing, personally delivered or mailed by certified mail, return receipt requested, and shall be deemed to have been duly given upon receipt (a) in the case of the Purchaser, at the following address: 400 North Loop, 1604 East, Suite 210, San Antonio, Texas 78232, Telecopy No.: (210) 402-0761, with a copy to James I. Kaplan, 980 North Michigan Avenue, 14th Floor, Chicago, Illinois 60611, Telecopy No.: (312) 214-7683, (b) in the case of the Sellers, at 400 North Loop, 1604 East, Suite 210, San Antonio, Texas 78232, Telecopy No.: (210) 402-0761, with a copy to James I. Kaplan, 980 North Michigan Avenue, 14th Floor, Chicago, Illinois 60611, Telecopy No.: (312) 214-7683, (c) at such other address as shall be designated by any such party in a written notice to the other parties.

     Section 10. Successors and Assigns. This Agreement shall be binding upon the parties hereof and their respective successors and assigns, and shall inure to the benefit of and be enforceable by the parties hereof and their respective successors and assigns permitted hereunder.

     Section 11. Nonpetition Covenant. Until the date that is one year and one day following the payment in full of all amounts due in respect of the Notes and all amounts due under the Insurance Agreement, none of the parties hereto shall petition or otherwise invoke, or join any other Person in petitioning or invoking, the process of any Governmental Authority for the purpose of commencing or sustaining a case against the Issuer under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or any substantial part of its respective property, or ordering the winding up or liquidation of the affairs of the Issuer.

     Section 12. Third-Party Beneficiaries. The Note Insurer and the Trustee for the benefit of the Noteholders shall be express third-party beneficiaries to the provisions of this Agreement and shall be entitled to rely upon and directly enforce such provisions of this Agreement. Except as set forth in the preceding sentence, nothing in this Agreement, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and permitted assigns, any benefit or any legal or equitable right, remedy or claim under this Agreement.

     Section 13. Amendment. This Agreement may be amended by the Sellers and Reliance with the prior written consent of the Trustee and the Note Insurer (so long as an Insurer Default shall not have occurred and be continuing); provided, however, that if an Insurer Default shall have occurred and is continuing, written consent of the Note Insurer shall be required unless such amendment shall not, as evidenced by an Opinion of Counsel delivered to the Trustee and the Note Insurer, adversely affect in any material respect the interests of the
Note Insurer.

     IN WITNESS WHEREOF, the parties to this Agreement have caused this Agreement to be duly executed by their respective officers, effective as of the day and year first above written.


                                        RELIANCE ACCEPTANCE CORPORATION,
                                        as Purchaser


                                        By:  ___________________________________
                                             Name:
                                             Title:


                                        RELIANCE ACCEPTANCE CORP. OF FLORIDA,
                                        as Seller


                                        By:  ___________________________________
                                             Name:
                                             Title:


                                        RELIANCE ACCEPTANCE CORP. OF GEORGIA,
                                        as Seller


                                        By:  ___________________________________
                                             Name:
                                             Title:


                                        RELIANCE ACCEPTANCE CORP. OF ILLINOIS,
                                        as Seller



                                        By:  ___________________________________
                                             Name:
                                             Title:

                                        RELIANCE ACCEPTANCE CORP. OF INDIANA,
                                        as Seller


                                        By:  ___________________________________
                                             Name:
                                             Title:



                                        RELIANCE ACCEPTANCE CORP. OF KENTUCKY,
                                        as Seller


                                        By:  ___________________________________
                                             Name:
                                             Title:



                                        RELIANCE ACCEPTANCE CORP. OF MISSOURI,
                                        as Seller


                                        By:  ___________________________________
                                             Name:
                                             Title:


                                        RELIANCE ACCEPTANCE CORP. OF NEVADA,
                                        as Seller


                                        By:  ___________________________________
                                             Name:
                                             Title:

                                        RELIANCE ACCEPTANCE CORP. OF
                                        NEW MEXICO, as Seller


                                        By:  ___________________________________
                                             Name:
                                             Title:


                                        RELIANCE ACCEPTANCE CORP. OF
                                        NORTH CAROLINA, as Seller


                                        By:  ___________________________________
                                             Name:
                                             Title:


                                        RELIANCE ACCEPTANCE CORP. OF OHIO,
                                        as Seller


                                        By:  ___________________________________
                                             Name:
                                             Title:



                                        RELIANCE ACCEPTANCE CORP. OF
                                        SOUTH CAROLINA, as Seller


                                        By:  ___________________________________
                                             Name:
                                             Title:

                                        RELIANCE ACCEPTANCE CORP. OF
                                        TENNESSEE, as Seller


                                        By:  ___________________________________
                                             Name:
                                             Title:


                                        RELIANCE ACCEPTANCE CORP. OF TEXAS,
                                        as Seller


                                        By:  ___________________________________
                                             Name:
                                             Title:

                                   SCHEDULE 2

                   REPRESENTATIONS AND WARRANTIES OF SELLERS

     1. Characteristics of Receivables. Each Receivable: (1) was originated in the United States of America by a Dealer for the retail sale of a Financed Vehicle in the ordinary course of such Dealer's business in accordance in all material respects with Reliance's Credit and Collection Policy and such Dealer had all necessary licenses and permits to originate Receivables in the state where such Dealer was located; (2) was fully and properly executed by the parties thereto; (3) was purchased by an Originator from such Dealer under an existing Dealer Agreement or pursuant to a Dealer Assignment; (4) contains customary and enforceable provisions such that the rights and remedies of the holder or assignee thereof shall be adequate for realization against any collateral security; (5) provides for level monthly payments in U.S. dollars (provided that the period in the first Collection Period and the payment in the final Collection Period of the Receivable may be minimally different from the normal period and level payment), which, if made when due, shall fully amortize the Amount Financed over the original term; (6) has not been amended, modified or supplemented (including any extensions to such Receivable's original term) and has not had collections with respect thereto waived; (7) had a remaining maturity, as of the Cutoff Date, of not less than 6 months and not more than 59 months; (8) had an original maturity of not more than 60 months; (9) had a remaining Principal Balance as of the Cutoff Date of at least $500 and not more than $27,000; (10) had an Annual Percentage Rate of at least 12% and not more than 25%; (11) was not more than 30 days past due as of the Cutoff Date; (12) has a final scheduled payment date on or before September 30, 2001; (13) had at least one Scheduled Payment made prior to the Cutoff Date; and (14) is a Scheduled Interest Receivable. As of its date of origination, no Receivable was due from an Obligor who had defaulted under a previous contract with an Originator.

     2. Dealer Agreements and Assignments. Each Receivable was originated by a Dealer and was sold by the Dealer to an Originator, without any fraud or misrepresentation on the part of such Dealer. Each Dealer that originated a Receivable for sale to an Originator has been selected based on Reliance's underwriting criteria. The Dealer Agreement or the Dealer Assignment constitutes the entire agreement between the Dealer and the related Originator with respect to the sale of the related Receivable to the Originator. Each such Dealer Agreement and each such Dealer Assignment is "without recourse" to the related Dealer (other than warranty repurchases by such Dealer) and is in full force and effect and is the legal, valid and binding obligation of such Dealer. The Originator has paid the purchase price (as specified in the applicable Dealer Agreement or Dealer Assignment) for each Receivable and owes no other payment to such Dealer for such Receivable.

     3. Compliance with Law. All requirements of applicable federal, state and local laws, and regulations thereunder (including usury laws, the Federal Truth-in-Lending Act, the Equal

Credit Opportunity Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations "B" and "Z", the Soldiers' and Sailors' Civil Relief Act of 1940, each applicable state Motor Vehicle Retail Installment Sales Act, and state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code and other consumer credit laws and equal credit opportunity and disclosure laws) in respect of the Receivables and the Financed Vehicles, and any insurance or service contracts sold in connection therewith, have been complied with in all material respects, and each Receivable and the sale of the Financed Vehicle evidenced by each Receivable complied at the time it was originated or made and now complies in all material respects with all applicable legal requirements.

     4. No Adverse Selection. No selection procedures materially adverse to Reliance, the Noteholders or the Note Insurer were utilized in selecting the Receivables from similar receivables owned by the Originators on the Cutoff Date.

     5. Binding Obligation. Each Receivable represents the legal, valid and binding obligation of the Obligor thereon and is enforceable by the holder thereof in accordance with its terms, except (A) as enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law and (B) as such Receivable may be modified by the application after the Cutoff Date of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended; and all parties to each Receivable had full legal capacity to execute and deliver such Receivable and all other documents related thereto and to grant the security interest purported to be granted thereby.

     6. Obligors. Each Obligor (i) is located in the United States, (ii) is not the United States of America or any other Governmental Authority, and (iii) is not Reliance or any subsidiary or Affiliate thereof.

     7. Obligor Bankruptcy. At the Cutoff Date, no Obligor had been identified on the records of any Originator as being the subject of a current bankruptcy proceeding.

     8. Schedule of Receivables; Computer Tape. The information set forth in the Schedule of Receivables has been produced from the Electronic Ledger, and such information was true and correct in all material respects as of the close of business on the Cutoff Date. The Computer Tape made available by the Originators to Reliance on the Closing Date was true, complete and correct in all material respects as of the Cutoff Date and includes a description of the same Receivables that are described in the Schedule of Receivables.

     9. Marking Records. By the Closing Date, the Originators will have caused the portions of the Electronic Ledger relating to the Receivables to be clearly and unambiguously marked to show that the Receivables have been sold to Reliance by the Originators in accordance with the terms of this Agreement.

     10. One Original. There is only one original executed copy of each Receivable.

     11. Receivable Files Complete. There exists a Receivable File pertaining to such Receivable and such Receivable File contains (a) a fully executed original of the Receivable, (b) the original executed credit application or a copy thereof and (c) the original Lien Certificate indicating that the Financed Vehicle is owned by the Obligor and subject to the interest of Reliance or an Originator as first lienholder or secured party or, if such original Lien Certificate has not been received, a copy of the application therefor. Each of such documents that is required to be signed by the Obligor has been signed by the Obligor in the appropriate spaces. All blanks on any form have been properly filled in and each form has otherwise been correctly prepared. The complete Receivable File for each Receivable currently is in the possession of a Custodian.

     12. Receivables in Force. No Receivable has been satisfied, subordinated or rescinded, nor has any Financed Vehicle securing each such Receivable been released from the Lien of the related Receivable in whole or in part. Each Receivable is, and as of the Cutoff Date will be, in full force and effect in accordance with its respective terms and neither the related Originator nor any Obligor has or will have suspended or reduced any payments or obligations due or to become due thereunder by reason of a default by the other party to such Receivable. Each Originator has duly fulfilled all obligations to be fulfilled on its part under or in connection with the origination, acquisition and assignment of the Receivables and the related security interests, including giving any notices or consents necessary to effect the acquisition of the Receivable by Reliance and of the related security interests by Reliance.

     13. Lawful Assignment. No Receivable was originated in, or is subject to the laws of, any jurisdiction the laws of which would make unlawful, void or voidable the sale, transfer and assignment of such Receivable under the Receivables Purchase Agreement or the Pooling and Servicing Agreement. Neither the Issuer, Reliance nor any Originator has entered into any agreement with any account debtor that prohibits, restricts or conditions the assignment of any portion of the Receivables. The rights with respect to each Receivable are assignable by the related Originator without the consent or notice of any Person other than consents or notices which will have been obtained or made on or before the Closing Date.

     14. Good Title. Immediately prior to the conveyance of the Receivables to Reliance pursuant to this Agreement, the Originators were the sole owners thereof and had good and valid title thereto free of any Lien (other than the BABC Liens, which shall be released on or before the Closing Date) and, upon execution and delivery of this Agreement by Reliance, Reliance shall have good and valid title to and will be the sole owner of such Receivables free of any Lien. No Dealer or other Person has a participation in, or other right to receive, proceeds of any Receivable. No Originator has taken any action to convey any right to any Person that would


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result in such Person having a right to payments received under the related
Insurance Policies or the related Dealer Agreements or Dealer Assignments or to payments due under such Receivables.

     15. Security Interest in Financed Vehicle and Receivable. Each Receivable created or shall create a valid, binding and enforceable first priority security interest in favor of an Originator in the Financed Vehicle, and such Receivable together with the related security interest has been duly assigned by an Originator to Reliance. The Lien Certificate and original certificate of title for each Financed Vehicle show, or, if a new or replacement Lien Certificate is being applied for with respect to such Financed Vehicle, the Lien Certificate will be received within 120 days of the Closing Date (or within 180 days of the Closing Date with respect to Lien Certificates to be issued in the states of Indiana or Nevada) and will show Reliance or an Originator named as the original secured party under each Receivable as the holder of a first priority security interest in such Financed Vehicle. With respect to each Receivable for which the Lien Certificate has not yet been returned from the Registrar of Titles, written evidence has been received from the related Dealer that such Lien Certificate showing Reliance or an Originator as first lienholder has been applied for. Immediately after the sale, contribution, transfer and assignment thereof by the Originators to Reliance, each Receivable will be secured by an enforceable and perfected first priority security interest in the Financed Vehicle in favor of Reliance as secured party, which security interest is prior to all other Liens upon and security interests in such Financed Vehicle that now exist or may hereafter arise or be created (except, as to priority, for any lien for taxes, labor or materials affecting a Financed Vehicle). As of the Cutoff Date, there were no Liens or claims for taxes, work, labor or materials affecting a Financed Vehicle.

     16. All Filings Made. All filings (including UCC filings) required to be made by any Person and all actions required to be taken or performed by any Person in any jurisdiction to give Reliance a first priority perfected lien on, or ownership interest in, the Receivables and the proceeds thereof and the Other Conveyed Property have been made, taken or performed.

     17. No Impairment. No Originator has done anything to convey any right to any Person that would result in such Person having a right to payments due under the Receivable or otherwise to impair the rights of Reliance, the Note Insurer, the Trustee and the Noteholders in any Receivable or the proceeds thereof.

     18. No Defenses. As of the Cutoff Date, no Receivable was subject to any right of rescission, setoff, claim, counterclaim or defense, including the defense of usury, whether arising out of transactions concerning the Receivable or otherwise, and the operation of any of the terms of the Receivable or the exercise by Reliance, the Originator or the Obligor of any right under the Receivable will not render the Receivable unenforceable in whole or in part, and no such right has been asserted or threatened with respect to any Receivable. There is not any right of rescission, offset, defense, claim or counterclaim to the obligation of the related Obligor to pay any amount due under each Receivable for which the Amount Financed includes the cost or premium for any extended warranty or service agreement. With respect to each Receivable for which the Amount

Financed includes the cost or premium for an extended warranty or service agreement, any amounts payable due to the cancellation of such extended warranty or service agreement will not reduce the Amount Financed unless such amounts are received and deposited into the Collection Account.

     19. No Default. There has been no default, breach, violation or event permitting acceleration under the terms of any Receivable (other than payment delinquencies of not more than 30 days), and no condition exists or event has occurred and is continuing that with notice or the lapse of time would constitute a default, breach, violation or event permitting acceleration under the terms of any Receivable, and there has been no waiver of any of the foregoing. As of the Cutoff Date, no Financed Vehicle had been repossessed.

     20. Insurance. At the time of the origination of the related Receivable, each Financed Vehicle was covered by a comprehensive and collision insurance policy (i) in an amount at least equal to the lesser of (a) its maximum insurable value or (b) the principal amount due from the Obligor under the related Receivable, (ii) naming Reliance or an Originator as loss payee and
(iii) insuring against loss and damage due to fire, theft, transportation, collision and other risks generally covered by comprehensive and collision coverage. Each Receivable requires the Obligor to keep the related Financed Vehicle in good condition and repair and to maintain physical loss and damage insurance, naming Reliance and its successors and assigns as additional insured parties, and each Receivable permits the holder thereof to obtain physical loss and damage insurance at the expense of the Obligor if the Obligor fails to do so.

     21. Contract Not Assumable. Each Receivable prohibits the sale, assignment or transfer of the Obligor's interest therein or the assumption of the Receivable by another Person in a manner that would release the Obligor thereof from the Obligor's obligation.

     22. No Advances. Neither Reliance nor any Originator has made any advances in order for the Receivable to qualify for inclusion in the Trust Estate.

     23. Chattel Paper. Each Receivable constitutes "chattel paper" for purposes of Section 9-105(l)(b) and 9-308 of the UCC and has been delivered to the Custodian which originated such Receivable.

     24. Titling Documentation. All documents necessary to permit the Trustee to submit the Lien Certificates for each Financed Vehicle to the applicable Department of Motor Vehicles for retitling in the name of the Trustee as secured party have been delivered to the Trustee.

     25. Full Disbursement. At the time of origination of each Receivable, the proceeds of such Receivable were fully disbursed. There is no requirement for future advances thereunder, and all fees and expenses in connection of such Receivable have been paid.

     26. Taxes and Assessments. Each Receivable contains provisions requiring the Obligor to pay all taxes and assessments imposed on or with respect to the related Financed Vehicle.

     27. Prepayments. Each Receivable does not permit early termination or prepayment unless the amount to be paid by or on behalf of the Obligor in respect of such prepayment or termination is at all times equal to or in excess of the related Amount Financed plus accrued and unpaid interest.

     28. Substitutions. No Receivable provides for the substitution, exchange or addition of any Financed Vehicle subject to such Receivable.


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